AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 2001
                                                   Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          NORTHWEST NATURAL GAS COMPANY
             (Exact name of registrant as specified in its charter)

                    OREGON                              93-0256722
          (State or other jurisdiction of   (I.R.S. Employer Identification No.)
          incorporation or organization)

       ONE PACIFIC SQUARE, 220 N.W. SECOND AVENUE, PORTLAND, OREGON 97209
                                  503-226-4211
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                                RICHARD G. REITEN
                      Chairman and Chief Executive Officer
                               One Pacific Square
                             220 N.W. Second Avenue
                             Portland, Oregon 97209
                                  503-226-4211

                                 BRUCE R. DeBOLT
                         Senior Vice President, Finance,
                           and Chief Financial Officer
                               One Pacific Square
                             220 N.W. Second Avenue
                             Portland, Oregon 97209
                                  503-226-4211

                               JOHN T. HOOD, Esq.
                            Thelen Reid & Priest LLP
                               40 West 57th Street
                            New York, New York 10019
                                  212-603-2000

       (Name, address, including zip code, and telephone number, including area code, of agents for service)
                            ------------------------
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
=================================================================================================
                                                    Proposed      Proposed
       Title of each                Amount          maximum        maximum           Amount of
    class of securities             to be        offering price    aggregate       registration
     to be registered             registered       per share*    offering price*        fee
-------------------------------------------------------------------------------------------------
Common Stock, $3 1/6 Par Value  750,000 shares      $ 24.65       $ 18,487,500       $ 4,622
Common Share Purchase Rights    750,000 rights **      -               -                 -
=================================================================================================

*Calculated pursuant to Rule 457(c) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Common Stock on August 15, 2001 as reported in the consolidated reporting system for securities traded on the New York Stock Exchange.

**Since no separate consideration is paid for the Common Share Purchase Rights (Rights), the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

Pursuant to Rule 429 under the Securities Act, the combined Prospectus filed herewith also relates to Registration Statement No. 333-32989.
================================================================================

================================================================================

                          NORTHWEST NATURAL GAS COMPANY
                            DIVIDEND REINVESTMENT AND
                               STOCK PURCHASE PLAN

                                  COMMON STOCK

                                   -----------

     This plan provides holders of the common stock of Northwest Natural Gas Company (NW Natural or the Company) with a simple and convenient method of purchasing additional shares of common stock without payment of any brokerage commission or service charge. Any holder of record of NW Natural's common stock may join the plan.

     Participants in the plan may:

          o have cash dividends on all of their shares automatically reinvested; or

          o have cash dividends on only a part of their shares automatically reinvested; or

          o invest by making optional cash payments of not more than $50,000 per calendar year and continue to receive cash dividends on shares registered in their names and held in certificate form; or

          o    invest both their cash dividends and such optional cash payments;
               or

          o deposit certificates for shares of common stock registered in their names into the plan for safekeeping and have cash dividends on all shares so deposited reinvested.

     Participants also may withdraw from the plan at any time.

     All dividends on shares credited to a participant's account under the plan will be automatically applied to the purchase of additional shares.

     Shares needed for the plan may be purchased, at the option of NW Natural, from NW Natural, on the New York Stock Exchange or through negotiated transactions. The price of shares purchased by participants in the plan with reinvested dividends or with optional cash payments will be (i) in the case of authorized but unissued shares purchased from NW Natural, the average of the high and low trading prices as reported on the New York Stock Exchange on the Investment Date as defined in the plan, and (ii) in the case of shares purchased in the open market or through negotiated transactions, the average price (excluding brokerage commissions) paid to obtain them.

     Shares of NW Natural common stock are listed on the New York Stock Exchange and trade under the symbol "NWN."

     This prospectus relates to the offer and sale under the plan of 778,371 shares of common stock and the common share purchase rights appurtenant thereto of NW Natural. You should read this prospectus carefully before you invest and keep this prospectus for future reference.

                                ----------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ----------------

                 The date of this Prospectus is August 22, 2001
================================================================================

                                TABLE OF CONTENTS


                                                            Page
                                                            ----

Where You Can Find More Information..........................3
Forward-Looking Statements ..................................3
NW Natural...................................................4
The Plan.....................................................4
  Purpose....................................................4
  Advantages.................................................4
  Administration.............................................4
  Custody of Plan Shares.....................................5
  Safekeeping................................................5
  Participation..............................................5
  Reinvestment and Investment................................6
  Enrollment.................................................6
  Costs......................................................6
  Purchases..................................................7
  Price of Shares............................................7
  Number of Shares to be Purchased...........................7
  Optional Cash Purchases....................................7
  Reports to Participants....................................8
  Dividends..................................................8
  Certificates for Shares....................................8
  Withdrawal.................................................8
  Participation by Foreign and Other Holders
    Subject to Withholding...................................9
  Stock Dividends and Stock Splits...........................9
  Shareholder Voting.........................................9
  Responsibility of the Company..............................9
  Suspension, Termination or Modification...................10
  Interpretation and Regulation.............................10
  Correspondence Regarding the Plan.........................10
Tax Consequences of Participation in the Plan...............10
Use of Proceeds.............................................11
Description of Common Stock.................................11
Experts.....................................................13


                                ----------------

YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS. NW NATURAL HAS NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. NW NATURAL IS NOT MAKING AN OFFER OF THE COMMON STOCK IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT HEREOF.

                                ----------------

                       WHERE YOU CAN FIND MORE INFORMATION

     NW Natural files annual, quarterly and special reports and other information with the Securities and Exchange Commission (SEC). Reports, proxy statements and other information filed by NW Natural can be read and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     In addition, the SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information filed electronically by NW Natural. NW Natural also maintains a Web site (http://www.nwnatural.com). Information contained on NW Natural's Web site does not constitute part of this prospectus.

     NW Natural's common stock is listed on the New York Stock Exchange under the symbol "NWN" and information concerning NW Natural can also be inspected at the office of that exchange located at 20 Broad Street, New York, New York 10005.

     The SEC allows NW Natural to "incorporate by reference" the information that NW Natural files with the SEC, which means that NW Natural may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. NW Natural is incorporating by reference the documents listed below and any future filings NW Natural makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (Exchange
Act), until NW Natural sells all of the common stock described in this prospectus, and any filings which NW Natural makes with the SEC after the initial filing date of the registration statement of which this prospectus is a part and prior to the effective date of such registration statement. Information that NW Natural files in the future with the SEC will automatically update and supersede this information.

     o NW Natural's Annual Report on Form 10-K, as amended by its Form 10-K/A, for the year ended December 31, 2000.

     o NW Natural's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001.

     o    NW Natural's Current Reports on Form 8-K dated April 5 and May 24,
          2001.

     You may request a copy of these documents, at no cost to you, by writing or calling Shareholder Services, Northwest Natural Gas Company, One Pacific Square, 220 N.W. Second Avenue, Portland, Oregon 97209, telephone 503-226-4211.

                           FORWARD-LOOKING STATEMENTS

     This document does, and the documents incorporated herein by reference may, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Exchange Act. Although NW Natural believes these statements are based on reasonable assumptions, no assurance can be given that actual results will not differ from those in the forward-looking statements contained herein and in the incorporated documents. The forward-looking statements contained herein and in the incorporated documents may be affected by various uncertainties. For a discussion of factors which may affect forward-looking statements contained herein and in the incorporated documents, see NW Natural's most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q.

                                   NW NATURAL

     NW Natural is principally engaged in the distribution of natural gas to customers in western Oregon and southwestern Washington, including the Portland metropolitan area. NW Natural and its predecessors have supplied gas service to the public since 1859. NW Natural's executive offices are located at One Pacific Square, 220 N.W. Second Avenue, Portland, Oregon 97209. Its telephone number is 503-226-4211.

                                    THE PLAN

     The following constitutes the Company's Dividend Reinvestment and Stock Purchase Plan (the Plan).

PURPOSE

     The purpose of the Plan is to provide holders of common stock of the Company with a simple and convenient way of investing cash dividends and optional cash payments in shares of common stock without payment of any brokerage commission or service charge. At the Company's option, shares purchased under the Plan will be (a) authorized but unissued shares purchased from the Company, (b) outstanding shares purchased in the market or through negotiated transactions, or (c) both. To the extent that such shares will be purchased from the Company, the Company will receive additional funds for its continuing construction program and for general corporate purposes.

ADVANTAGES

     Participants in the Plan may (a) have cash dividends on all or part of their common stock registered in their names automatically reinvested, or (b) reinvest their cash dividends and, in addition, invest up to $50,000 per calendar year through optional cash payments, or (c) continue to receive their cash dividends on shares registered in their names and invest by making such optional cash payments. No commission or service charge is paid by participants in connection with purchases under the Plan. The Company pays any brokerage fees for purchases and all costs of Plan administration.

     Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. In addition, dividends in respect of such fractions, as well as full shares, will be credited to participants' accounts and reinvested in additional shares of common stock.

     All shares purchased under the Plan will be credited to and, unless otherwise requested, held in participants' accounts under the Plan. Shares held by the Agent and credited to participants' accounts are referred to as Plan Shares. Participants who want to reinvest dividends on shares registered in their names (Registered Shares) also may elect to deposit such shares with the Agent for safekeeping, converting them to Plan Shares. By holding their shares in their Plan accounts, participants are protected against loss, theft or destruction of stock certificates. However, dividends on all Plan Shares must be automatically reinvested.

     Statements reflecting each purchase for a participant will be furnished to that participant and will provide simplified recordkeeping.

ADMINISTRATION

     The Company is the Agent for participants in the Plan and, as such, administers the Plan, keeps records, sends statements of account activity to participants and performs other duties relating to the Plan. At its option, the Company may appoint another agent to administer the Plan in whole or in part.

The Agent will appoint a broker-dealer registered under the Securities Exchange Act of 1934 (Purchasing Representative) to act as independent agent for Plan participants in purchasing and selling shares for participants on the New York Stock Exchange or through negotiated transactions. Subject to the objective of obtaining the lowest over-all cost of shares purchased, the Purchasing Representative will have full discretion as to all matters relating to purchases of shares.

CUSTODY OF PLAN SHARES

     The Agent will hold for safekeeping the shares purchased for each participant until termination of participation in the Plan or until it receives a written request by a participant for the issuance of all or part of his shares. Shares of common stock purchased under the Plan, as well as shares deposited with the Agent for safekeeping, will be registered in the name of the Agent or its nominee, as agent for participants in the Plan. At its option, the Company may appoint another agent to act as custodian of the shares of common stock and of funds held under the Plan.

SAFEKEEPING

     A participant may elect to deposit Registered Shares into his Plan account for safekeeping as Plan Shares. Any lost certificates must be replaced before a participant may deposit the shares represented by such certificate. Dividends on all shares deposited for safekeeping will be automatically reinvested.

     Certificates representing Registered Shares to be deposited for safekeeping should be sent, together with a completed Safekeeping Authorization Form, by registered mail to Northwest Natural Gas Company, Shareholder Services, 220 N.
W. Second Avenue, Portland, Oregon 97209. Certificates should not be endorsed. A Safekeeping Authorization Form may be obtained from the Company at any time.

     It is suggested that participants use registered mail when sending stock certificates, declaring a value equal to 2% of the market value of the shares on the date of mailing. This amount would be the approximate cost of replacing the certificates should they be lost in the mail.

     It is the responsibility of the participant to retain his records relative to the cost of any shares represented by certificates deposited for safekeeping.

PARTICIPATION

     All holders of record of at least one share of common stock are eligible to participate in the Plan. In order to be eligible to participate in the Plan, a beneficial shareholder whose shares are held in the name of a bank or broker in "street name," should request his or her bank or broker to have such shares registered in his or her name. Alternatively, such beneficial shareholders may participate indirectly by requesting their brokers to participate on their behalf. Such indirect participation must be through the registered holders of the shares.

     Shareholders of record who desire the dividends on only some of their Registered Shares to be reinvested under the Plan may indicate such number of shares upon an Enrollment Card under "Partial Dividend Reinvestment." This form of participation is not available with respect to Plan Shares, since dividends on all Plan Shares must be reinvested.

     A holder of record of common stock may join the Plan by signing an Enrollment Card and returning it to the Company. A postage-paid envelope is provided for this purpose.

     Shareholders of record may obtain an Enrollment Card from the Company at any time.

REINVESTMENT AND INVESTMENT

     If an Enrollment Card is received on or before the record date for a dividend payment, reinvestment of dividends will begin with that dividend, unless the Enrollment Card indicates "Optional Cash Purchases Only." If the Enrollment Card is received after the record date, reinvestment of dividends will begin with the next dividend payment date. (Dividend payment dates ordinarily are the fifteenth day of February, May, August and November and corresponding record dates normally precede payment dates by 15 days.) If a certificate representing Registered Shares to be deposited for safekeeping, together with a completed Safekeeping Authorization Form, is received on or before the record date for a dividend payment, reinvestment of dividends on all such shares will begin with that dividend. If such certificate and Form is received after the record date, reinvestment of dividends will begin with the next dividend payment date unless a participant already has elected "Full Dividend Reinvestment" for such shares.

     All optional cash payments received prior to any monthly "Investment Date" will be invested as of that Investment Date. Optional cash payments received on or after any monthly "Investment Date" will be invested as of the next Investment Date. The Investment Dates in February, May, August and November will be the dividend payment dates in those months. In any other month, the Investment Date will be the 15th day of such month.

     For example, a dividend payable February 15 will be reinvested if a completed Enrollment Card, or a certificate and a completed Safekeeping Authorization Form, is received by the Company on or before the record date of January 31. If the Enrollment Card, or such certificate and Form, is received after January 31, but on or before the record date for the next dividend payment, the first dividend reinvested will be the dividend payable May 15.

     Likewise, any optional cash payments received on or before February 14 will be invested as of February 15. If any optional cash payment is received after February 14, but on or before March 14, the investment will be made as of March 15.

ENROLLMENT

     If the participant elects "Full Dividend Reinvestment," the Enrollment Card directs the Agent to apply to the purchase of additional shares under the Plan all of the participant's cash dividends on all of the participant's Registered Shares and Plan Shares. If a participant elects "Partial Dividend Reinvestment," the Enrollment Card directs the Agent to apply to the purchase of additional shares under the Plan all of his cash dividends on that number of Registered Shares designated in the appropriate space on the Enrollment Card, as well as cash dividends on all of the participant's Plan Shares. It also directs the Agent to apply any optional cash payments a participant might make to the purchase of additional shares in accordance with the Plan. If a participant elects "Optional Cash Purchases Only" on the Enrollment Card, a participant will continue to receive cash dividends on Registered Shares in the usual manner, but the Agent will apply any optional cash payment received from him and dividends on Plan Shares to the purchase of additional shares under the Plan.

COSTS

     All costs of administration of the Plan are paid by the Company. There are no brokerage fees on new shares purchased from the Company. The Company pays all brokerage fees in connection with purchases made on the New York Stock Exchange or through negotiated transactions. There will be a service charge for selling whole shares held in a participant's Plan account when requested by the participant. Except for this service charge, there are no expenses in connection with withdrawal from the Plan.

PURCHASES

     Shares purchased in any month directly from the Company will be purchased as of the Investment Date for that month.

     Shares purchased in any month on the New York Stock Exchange or through negotiated transactions will be purchased, at the discretion of the Purchasing Representative, during the period beginning on the tenth trading day prior to the Investment Date for that month and ending on the fifth trading day after the Investment Date.

PRICE OF SHARES

     The "Purchase Price" of authorized but unissued shares purchased from the Company with reinvested dividends or with optional cash payments on any Investment Date will be the average of the high and low prices as reported on the New York Stock Exchange on the Investment Date (or the last trading day immediately preceding the Investment Date, if the New York Stock Exchange is closed on the Investment Date).

     The "Purchase Price" of shares purchased in respect of any Investment Date on the New York Stock Exchange or through negotiated transactions will be the average price (excluding brokerage fees) paid by the Purchasing Representative to obtain them.

NUMBER OF SHARES TO BE PURCHASED

     The number of shares to be purchased depends on the amount of a participant's dividends or optional cash payments and the Purchase Price of the shares purchased with such funds. Each participant's account will be credited with that number of shares, including fractions computed to three decimal places, equal to each participant's total amount to be invested divided by the Purchase Price.

OPTIONAL CASH PURCHASES

     Optional cash payments received from a participant prior to the Investment Date for any month will be applied by the Agent to the purchase of shares as of the Investment Date for that month. DIVIDENDS PAYABLE ON ALL PLAN SHARES, INCLUDING THOSE PURCHASED AS A RESULT OF OPTIONAL CASH PAYMENTS, WILL BE AUTOMATICALLY REINVESTED UNDER THE PLAN. Dividends on Registered Shares will not be reinvested if the participant has elected "Optional Cash Purchases Only" on the Enrollment Card.

     The option to make cash purchases is available to each participant at any time after joining the Plan. Optional cash purchases made by a participant cannot, in any calendar year, exceed a total of $50,000. There is no minimum amount required. Any amount received in excess of $50,000 per calendar year will be returned to the participant.

     An optional cash purchase may be made by a participant when enrolling by enclosing a check or money order with the Enrollment Card. Thereafter, optional cash purchases may be made through the use of a cash payment form sent to each participant periodically or through the Optional Cash Purchase Expre$$ program described below. If a participant uses the cash payment form, the same amount of money need not be sent each month and there is no obligation to make an optional cash purchase each month.

     The Plan offers an Optional Cash Purchase Expre$$ program which allows participants to make optional cash purchases by authorizing automatic payments from bank accounts designated by the participants. Payments made through the Optional Cash Purchase Expre$$ program, which would be the same amount each month as designated by the participant, are deducted on or about the 7th of each month and are invested on the 15th of each month.

     In order to minimize accumulation of uninvested funds, optional cash payments will be invested monthly.

     Optional cash payments received by the Agent will be returned to the participants upon written request received by the Agent at any time prior to the Investment Date following their receipt. NO INTEREST WILL BE PAID BY THE COMPANY OR THE AGENT ON CASH PAYMENTS WHILE THEY ARE HELD BY THE AGENT PENDING INVESTMENT.

REPORTS TO PARTICIPANTS

     As soon as practicable after purchases for their accounts, statements will be mailed to participants advising them of their investments. The statements are participants' continuing record of the cost of their purchases and should be retained for income tax purposes. In addition, participants will receive copies of the same communications sent to every other holder of shares of common stock, including the Company's quarterly reports, annual report, notice of annual meeting and proxy statement, and income tax information form reporting dividends paid.

DIVIDENDS

     A participant will be credited with dividends on all shares acquired under the Plan, including a fraction of a share.

CERTIFICATES FOR SHARES

     Certificates for shares purchased under the Plan and any shares deposited with the Agent for safekeeping will be registered in the name of the Agent or its nominee and held for the accounts of participants. No certificates will be issued to a participant for shares in his account unless he so requests the Agent in writing, or until his account is terminated. At any time, except as otherwise provided in the fourth paragraph under "Withdrawal" below, a participant may request the Agent to send him a certificate for any whole shares credited to his account. Any remaining whole shares and fraction of a share will continue to be credited to the participant's account.

     Shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that a certificate for such shares be issued in his name.

     Certificates for fractional shares will not be issued under any circumstances.

     Participants' Plan accounts are maintained in the same names in which the participants' certificates were registered when they entered the Plan. Certificates for whole shares withdrawn from the Plan will be registered similarly when issued.

WITHDRAWAL

     A participant may withdraw shares from the Plan by requesting either the issuance or sale of Plan Shares.

     In order to withdraw shares from the Plan, a participant must notify the Agent in writing that he wishes to withdraw. When requested by a participant, or upon termination of the Plan by the Company, a certificate for whole shares credited to his account under the Plan will be issued and a cash payment will be made for any fraction of a share.

     Upon his withdrawal from the Plan, a participant also may request that the Agent sell all or part of the whole shares credited to his account under the Plan. Except as otherwise provided in the following paragraph, the sale will be made for his account within five business days after receipt of the request by the Agent. The participant will receive the proceeds, less a service charge, and any applicable brokerage fees or commissions and any transfer tax, from the sale of the whole shares sold at his request and a cash payment for any fraction of a share credited to his account.

     A participant may withdraw from the Plan at any time, provided, however, that any notice of withdrawal received on or after an ex-dividend date for a dividend will not be effective until the dividend paid with respect to such ex-dividend date has been reinvested and the shares credited to the withdrawing participant's account. (Ex-dividend dates ordinarily are the second business day prior to the record date. "Record dates" are described above under "Reinvestment and Investment".)

     If a participant disposes of all of his or her Registered Shares, the Company, at its option, either may treat such disposal as a notice of withdrawal or may continue to reinvest the dividends on Plan Shares.

PARTICIPATION BY FOREIGN AND OTHER HOLDERS SUBJECT TO WITHHOLDING

     In the case of foreign holders of common stock whose dividends are subject to United States income tax withholding or other holders of common stock whose dividends are subject to United States back-up withholding there will be reinvested an amount equal to the dividends less the amount of tax required to be withheld. Statements confirming purchases made for such participants will indicate the net dividend reinvested and the amount of tax withheld.

     Foreign shareholders who check the "Optional Cash Payments Only" box on the Enrollment Card will continue to receive cash dividends on Registered Shares in the same manner as if they were not participating in the Plan. Optional cash payments received from them must be in United States dollars and will be invested the same way as payments from other participants.

STOCK DIVIDENDS AND STOCK SPLITS

     Any dividend payable in stock or split shares distributed by the Company on Plan Shares will be added to the participant's account. Such stock dividends or split shares distributed on Registered Shares will be mailed directly to the participant in the same manner as to the shareholders who are not participating in the Plan.

SHAREHOLDER VOTING

     Plan Shares, including fractional Plan Shares, will be voted as the participant directs.

     The proxy card sent to each participant in connection with any annual or special meeting of shareholders will represent all Registered Shares, if any, and all Plan Shares owned by such participant.

     As in the case of non-participating shareholders, if no instructions are indicated on the properly signed and returned proxy card, all of the participant's shares - Registered Shares, if any, and Plan Shares - will be voted in accordance with the recommendations of the Company. If the proxy card is not returned, the participant's shares may be voted only if the participant or a duly appointed representative votes in person at the meeting.

RESPONSIBILITY OF THE COMPANY

     Neither the Company nor any agent appointed by the Company with respect to the Plan will be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death or with respect to the prices at which shares of common stock are purchased or sold for the participant's account and the times when such purchases or sales are made or with respect to any fluctuation in the market value after purchase or sale of shares.

     PARTICIPANTS SHOULD RECOGNIZE THAT THE COMPANY CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED OR SOLD UNDER THE PLAN.

SUSPENSION, TERMINATION OR MODIFICATION

     Notwithstanding any other provision of the Plan, the Board of Directors of the Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension, modification or termination will be sent to all participants.

INTERPRETATION AND REGULATION

     The officers of the Company are authorized to take such actions to carry out the Plan as may be consistent with the Plan's terms and conditions.

     The Company reserves the right to interpret and regulate the Plan as it deems desirable or necessary in connection with the Plan's operation.

CORRESPONDENCE REGARDING THE PLAN

     All correspondence concerning the Plan should be addressed to:

                    Northwest Natural Gas Company
                    Shareholder Services
                    220 N.W. Second Avenue
                    Portland, Oregon 97209
                    (503) 220-2590
                                   OR
                    1-800-422-4012, extension 3402


                  TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

     With respect to reinvested cash dividends used to purchase authorized but unissued shares from NW Natural, a participant will be treated for Federal income tax purposes as having received a distribution in an amount equal to the fair market value on the dividend payment date of the full number of shares and fractional shares purchased with reinvested dividends. The fair market value of such shares on the dividend payment date will be treated as dividend income to the participant to the extent of the current and accumulated earnings and profits of NW Natural, as determined for Federal income tax purposes. The basis of the shares so purchased will be equal to the fair market value of such shares on the dividend payment date.

     With respect to reinvested cash dividends used to purchase shares in the open market or through negotiated transactions, a participant will be treated for Federal income tax purposes as having received a distribution in an amount equal to the cash reinvested plus brokerage commissions paid to obtain the shares. The cash reinvested plus brokerage commissions will be treated as dividend income to the participant to the extent of the current and accumulated earnings and profits of NW Natural, as determined for Federal income tax purposes. The basis of the shares so purchased will be equal to the amount of this distribution including the brokerage commissions paid by NW Natural.

     A participant who purchases shares with optional cash payments will recognize no taxable income upon such purchases except to the extent of brokerage fees paid by NW Natural to obtain the shares. The basis of shares purchased in this manner will be the amount of the optional cash payment plus brokerage fees.

     A participant will not realize any taxable income upon the distribution to him of certificates for whole shares credited to his account. However, gain or loss will be realized by the participant when whole and fractional shares are sold pursuant to the participant's request to sell shares held in the Plan and when whole shares are sold by the participant. A participant who receives on termination of participation or on termination of the Plan by NW Natural a cash adjustment for a fraction of a share credited to such participant's account will realize gain or loss with respect to such fraction. Gain or loss will be measured by the difference between the amount the participant receives and his tax basis for the shares, or fraction of a share, sold. Such shares will normally constitute capital assets in the hands of a participant and gain or loss on their sale will constitute long- or short-term capital gain or loss depending on the period for which the shares shall be held.

     The foregoing tax information is provided solely as a general guide to participants. Therefore, participants are advised to consult their own tax advisors as to the Federal and State income tax effect of participation in the Plan.

                                 USE OF PROCEEDS

     To the extent that authorized but unissued shares are purchased under the Plan from NW Natural, the net proceeds from their sale will be added to NW Natural's general funds and will be used to finance in part its continuing utility construction program and for general corporate purposes. NW Natural expects its utility construction expenditures in 2001 to be $85 million, and in the five-year period, 2001-2005, to be between $450 million and $500 million.

     During the 12-month period ended June 30, 2001, NW Natural sold 168,530 authorized but unissued shares under the Plan for a total consideration of $4,048,800.

                           DESCRIPTION OF COMMON STOCK

     The following is a summary of material rights and privileges of the common stock of NW Natural. The summary is qualified in its entirety by reference to the Restated Articles of Incorporation and the Bylaws of NW Natural.

     The common stock offered pursuant to the Plan is part of the one class of common stock of NW Natural of the par value of $3 1/6 per share.

     Dividends and Liquidation Rights: Except as hereinafter stated, the common stock is entitled to receive such dividends as are declared by the Board of Directors and to receive ratably on liquidation any assets which remain after payment of liabilities. NW Natural's preferred stock and the preference stock are entitled in preference to the common stock (1) to cumulative dividends at the annual rate fixed for each series by the Board of Directors, and (2) in voluntary and involuntary liquidation, to the amounts fixed for each series by the Board of Directors, plus in each case, unpaid accumulated dividends.

     Dividend Limitations: Should dividends on either the preferred or the preference stock be in arrears, no dividends on the common stock may be paid or declared. Except with the consent of the holders of a majority of the preferred stock then outstanding, no dividends on the common stock or the preference stock may be paid or declared unless the preferred stock purchase and sinking fund obligations have been met for that year. Future series of the preferred or the preference stock could contain sinking fund, purchase or redemption obligations under which no dividends on the common stock may be paid or declared while such obligations are in default. Common stock dividends also may be restricted by the provisions of future instruments pursuant to which NW Natural may issue long-term debt.

     Voting Rights and Classification of the Board of Directors: Except as provided by law or as described below, only the common stock has voting rights. Cumulative voting is permitted by the Restated Articles of Incorporation to holders of common stock at elections of directors. The preferred stock has the special right to elect the smallest number of directors which constitutes at least one-fourth of the total number of directors, or two directors, whichever is greater, if payments of four quarterly dividends or more on any share or shares of preferred stock should be in arrears.

     The Board of Directors of NW Natural may consist of not less than nine nor more than 13 persons, as determined by the Board. The current number is 12. The Board is divided into three classes, each equal in number. One class is elected for a three-year term at each annual meeting of shareholders. Vacancies, including those resulting from an increase in the size of the Board, may be filled by a majority vote of the directors then in office. One or more of the directors may be removed, with or without cause, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote thereon; provided, however, that if fewer than all of the directors should be candidates for removal, no one of them shall be removed if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the class of directors of which such director shall be a part. Except for those persons nominated by the Board, no person shall be eligible for election as a director unless a request from a shareholder entitled to vote in the election of directors that such person be nominated and such person's consent thereto shall be delivered to the Secretary of NW Natural in advance of the meeting at which such election shall be held. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote at an election of directors. The foregoing provisions will not apply to directors, if any, elected by the holders of the preferred stock.

     Pre-emptive Rights: The holders of the common stock have no pre-emptive rights.

     Transactions with Related Persons: NW Natural shall not enter into any business transaction with a related person or in which a related person shall have an interest (except proportionately as a shareholder of NW Natural) without first obtaining both (1) the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the capital stock of NW Natural not held by such related person, and (2) the determination of a majority of the continuing directors that the cash or fair market value of the property, securities or other consideration to be received per share by the holders, other than such related person, of the shares of each class or series of the capital stock of NW Natural in such business transaction shall not be less than the highest purchase price paid by such related person in acquiring any of its holdings of shares of the same class or series, unless the continuing directors by a majority vote shall either (a) have expressly approved the acquisition of the shares of the capital stock of NW Natural that caused such related person to become a related person, or (b) have expressly approved such business transaction. As used in this paragraph: a "business transaction" includes a merger, consolidation, reorganization or recapitalization, a purchase, sale, lease, exchange or mortgage of all or a substantial part (10% or more) of the property of NW Natural or a related person, an issuance, sale or exchange of securities and a liquidation, spin-off or dissolution; a "related person" includes a person, organization or group thereof owning ten percent or more of the capital stock of NW Natural; "continuing directors" are those (1) who were directors of NW Natural on April 9, 1984 and (2) those who became directors subsequent thereto and whose nomination for directorship shall have been approved by a majority of the then continuing directors. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares of the capital stock of NW Natural (other than shares held by related persons).

     Transfer Agent and Registrar: NW Natural is the transfer agent and registrar for the common stock. Both the transfer agent and the registrar are located in Portland, Oregon.

     Common Share Purchase Rights: The holders of the common stock have one common share purchase right (Right) for each of their shares. Each Right, initially evidenced by and traded with the common stock, entitles the holder to purchase one-tenth of a share of common stock at a purchase price of $6.67, subject to adjustment. The Rights will be exercisable only if a person or group (Person) shall acquire ownership of 15% or more of the common stock (such Person being hereinafter referred to as an "Acquiring Person") or shall announce a tender offer, the consummation of which would result in such Person becoming an Acquiring Person.

     If any Person shall have become an Acquiring Person, each Right, other than Rights owned by the Acquiring Person (which shall be void), may be exercised by its holder to purchase, at a 50% discount, shares of common stock having a market value equal to twenty times the $6.67 purchase price. If a Person shall have become an Acquiring Person but shall not have acquired ownership of 50% or more of the common stock, the Board of Directors may provide for the exchange of all or a part of the Rights (other than Rights which shall be void as described above) for common stock at a ratio of one share per Right.

     In the event that (i) NW Natural shall consolidate or merge with any other person, (ii) any person shall consolidate or merge with NW Natural and NW Natural shall be the surviving corporation and, in connection therewith, all or part of the common stock shall be changed into or exchanged for stock or other securities of any person (including NW Natural) or cash or any other property, or (iii) NW Natural shall sell or otherwise transfer, assets or earning power aggregating 50% or more of the assets or earning power of NW Natural to any other person, each Right, except Rights owned by an Acquiring Person (which shall be void), may be exercised by its holder to purchase, at a 50% discount, shares of common stock of the other person having a market value equal to twenty times the purchase price.

     At any time prior to any Person becoming an Acquiring Person, the Board of Directors may redeem the Rights at a price of $.01 per Right. The Rights will expire on March 15, 2006 unless they are exchanged or redeemed (as described above) earlier than that date.

     The issuance of common stock upon exercise of the Rights will be subject to any necessary regulatory approvals.

     The Rights have anti-takeover effects because they will cause substantial dilution to a Person who attempts to acquire NW Natural on terms not approved by the Board of Directors.

     This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which has been filed with the SEC.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of NW Natural, as amended, for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The statements made as to matters of law and legal conclusions in the documents incorporated in this Prospectus by reference and under "Description of Common Stock" herein have been reviewed by Mark S. Dodson, Esquire, General Counsel of NW Natural. These statements and conclusions are set forth herein in reliance upon the opinion of Mr. Dodson given upon his authority as an expert. The statements made as to matters of law and legal conclusions under "Tax Consequences of Participation in the Plan" herein have been reviewed by Thelen Reid & Priest LLP, New York, New York. These statements are set forth in reliance upon the opinion of Thelen Reid & Priest LLP given upon their authority as experts. As of June 30, 2001, Mr. Dodson owned 12,356 shares of NW Natural's common stock (including approximately 90 shares held in NW Natural's Retirement K Savings Plan at June 30, 2001) and has been granted options to purchase 5,000 shares at a price of $27.875 per share and 7,500 shares at a price of $20.25 per share, the market prices of the shares on the dates of such grants. Mr. Dodson's shares, including the underlying shares subject to options granted to him, had a fair market value at June 30, 2001 of approximately $618,900.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ESTIMATED, EXCEPT SEC FILING FEE).

     The following table sets forth the expenses (estimated except for registration fee) in connection with the offering described in this Registration
Statement:

          Filing Fee-Securities and Exchange Commission          $  4,622
          New York Stock Exchange listing fee                       2,625
          Legal and Blue Sky filing fees                           20,000
          Accounting fees and expenses                             15,000
          Printing and engraving                                   15,000
          Miscellaneous expense                                    17,753
                                                                 --------
          Total                                                  $ 75,000
                                                                 ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Oregon Business Corporation Act (the "Act") provides, in general, that a director or officer of a corporation who has been or is threatened to be made a defendant in a legal proceeding because that person is or was a director or officer of the corporation:

     (1) shall be indemnified by the corporation for all expenses of such litigation when the director or officer is wholly successful on the merits or otherwise;
     (2) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative lawsuit) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful); and
     (3) may be indemnified by the corporation for expenses of a derivative lawsuit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation, provided the director or officer is not adjudged liable to the corporation.

     The Act also authorizes the advancement of litigation expenses to a director or officer upon receipt of a written affirmation of the director's or officer's good faith belief that the standard of conduct in Section (2) or (3) above has been met and an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she did not meet that standard and, therefore, is not entitled to be indemnified. The Act also provides that the indemnification provided thereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     The Company's Bylaws provide that the Company shall indemnify directors and officers to the fullest extent permitted under the Act, thus making mandatory the discretionary indemnification authorized by the Act.

     The Company's Restated Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law, which may be broader than the indemnification authorized by the Act.

     The Company's shareholders have approved and the Company has entered into indemnity agreements with its directors and officers which provide for indemnity to the fullest extent permitted by law and also alter or clarify the statutory indemnity in the following respects:

     (1) prompt advancement of litigation expenses is provided if the director or officer makes the required affirmation and undertaking;
     (2) the director or officer is permitted to enforce the indemnity obligation in court and the burden is on the Company to prove that the director or officer is not entitled to indemnification;
     (3) indemnity is explicitly provided for judgments and settlements in derivative actions;

     (4) prompt indemnification is provided unless a determination is made that the director or officer is not entitled to indemnification; and
     (5) partial indemnification is permitted if the director or officer is not entitled to full indemnification.

     The Company maintains in effect a policy of insurance providing for reimbursement to the Company of payments made to directors and officers as indemnity for damages, judgments, settlements, costs and expenses incurred by them which the Company may be required or permitted to make according to applicable law, common or statutory, or under provisions of its Restated Articles of Incorporation, Bylaws or agreements effective under such laws.

ITEM 16.  LIST OF EXHIBITS

         *4(a) - Restated Articles of Incorporation, as filed and effective June 24, 1988, as amended December 8, 1992, December 1, 1993 and May 27, 1994 (filed as Exhibit (3a.) to Form 10-K for
                    1994).

         *4(b) - Bylaws as amended February 25, 1999 (filed as Exhibit 3 to Form 10-Q for quarter ended March 31, 1999).

         *4(c) -    Rights Agreement, dated as of February 27, 1996, between
                    NW Natural and Boatmen's Trust Company (ChaseMellon Shareholder Services, successor), which includes as Exhibit A thereto the form of a Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Shares (filed as Exhibit 1 to Form 8-A, dated February 27, 1996).

          5(a) -    Opinion of Mark S. Dodson, Esq.

    5(b) and 8 -    Opinion of Thelen Reid & Priest LLP.

            23 - Consent of PricewaterhouseCoopers LLP. Consents of Mark S. Dodson and Thelen Reid & Priest LLP are included in their opinions filed, respectively, as Exhibits 5(a) and 5(b).

            24 -    Power of Attorney (see page II-3).

     -------------------

     * Incorporated herein by reference as indicated.


ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the Securities Act);

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 (the Exchange Act) that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                POWER OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears hereinafter hereby appoints Richard G. Reiten, Bruce R. DeBolt and John T. Hood, the Agents for Service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, and State of Oregon on the 22nd day of August, 2001.


                                   NORTHWEST NATURAL GAS COMPANY


                                   By: /s/ Richard G. Reiten
                                       ----------------------------------------
                                       Richard G. Reiten
                                       Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

                 Signature                      Title                   Date
                 ---------                      -----                   ----

/s/ Richard G. Reiten                  Principal Executive Officer, )
-------------------------------------  and Director                 )
Richard G. Reiten                                                   )
Chairman and Chief Executive Officer                                )
                                                                    )
/s/ Bruce R. DeBolt                    Principal Financial Officer  )
-------------------------------------                               )
Bruce R. DeBolt                                                     )
Senior Vice President, Finance,                                     )
and Chief Financial Officer                                         )
                                                                    )
/s/ Stephen P. Feltz                   Principal Accounting Officer )
-------------------------------------                               )
Stephen P. Feltz                                                    )
Treasurer and Controller                                            )
                                                                    )
/s/ Mary Arnstad                       Director                     )
-------------------------------------                               )
Mary Arnstad                                                        )
                                                                    )
/s/ Thomas E. Dewey, Jr.               Director                     )
-------------------------------------                               )
Thomas E. Dewey, Jr.                                                )
                                                                    )
/s/ Tod R. Hamachek                    Director                     )
-------------------------------------                               )
Tod R. Hamachek                                                     )
                                                                    )
/s/ Wayne D. Kuni                      Director                     ) August 22, 2001
-------------------------------------                               )
Wayne D. Kuni                                                       )
                                                                    )
/s/ Randall C. Pape                    Director                     )
-------------------------------------                               )
Randall C. Pape                                                     )
                                                                    )
/s/Robert L. Ridgley                   Director                     )
-------------------------------------                               )
Robert L. Ridgley                                                   )
                                                                    )
/s/ Dwight A. Sangrey                  Director                     )
-------------------------------------                               )
Dwight A. Sangrey                                                   )
                                                                    )
/s/ Melody C. Teppola                  Director                     )
-------------------------------------                               )
Melody C. Teppola                                                   )
                                                                    )
/s/ Russell F. Tromley                 Director                     )
-------------------------------------                               )
Russell F. Tromley                                                  )
                                                                    )
/s/ Benjamin R. Whiteley               Director                     )
-------------------------------------                               )
Benjamin R. Whiteley                                                )
                                                                    )
/s/ Richard L. Woolworth               Director                     )
-------------------------------------                               )
Richard L. Woolworth

                                INDEX TO EXHIBITS

          Exhibit
          -------

          *4(a) Restated Articles of Incorporation, as filed and effective June 24, 1988, as amended December 8, 1992, December 1, 1993 and May 27, 1994 (filed as Exhibit (3a.) to Form 10-K for
                    1994).

          *4(b) Bylaws as amended February 25, 1999 (filed as Exhibit 3 to Form 10-Q for quarter ended March 31, 1999).

          *4(c) Rights Agreement, dated as of February 27, 1996, between NW Natural and Boatmen's Trust Company (ChaseMellon Shareholder Services, successor), which includes as Exhibit A thereto the form of a Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Shares (filed as
                    Exhibit 1 to Form 8-A, dated February 27, 1996).

           5(a)     Opinion of Mark S. Dodson, Esq.

     5(b) and 8     Opinion of Thelen Reid & Priest LLP.

             23 Consent of PricewaterhouseCoopers LLP. Consents of Mark S. Dodson and Thelen Reid & Priest LLP are included in their opinions filed, respectively, as Exhibits 5(a) and 5(b).

             24     Power of Attorney (see page II-3).

     -------------------

     * Previously filed